Exhibit 4.1
EXECUTION VERSION

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2
Class A-1 5.8014% Asset Backed Notes
Class A-2 LIBOR + 0.35% Asset Backed Notes
Class A-3 LIBOR + 0.80% Asset Backed Notes

INDENTURE
Dated as of September 5, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Indenture Trustee
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2, as the Issuer

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TABLE OF CONTENTS (continued)

		Page
SECTION 11.21.	Maximum Interest Payable	57
SECTION 11.22.	No Legal Title in Holders	58
SECTION 11.23.	Information Requests	58

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CROSS REFERENCE TABLE1

TIA		Indenture
Section		Section
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10; 6.11
	(a)(4)	N.A.[2]
	(a)(5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b)(1)	7.3
	(b)(2)	7.3
	(c)	7.3
	(d)	7.3
314	(a)	3.9
	(b)	11.15, 3.6
	(c)(1)	11.15
	(c)(2)	11.1
	(c)(3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a)(1)	5.3(b)
	(a)(2)	5.3(d)

[1] Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

[2] N.A. means Not Applicable.

TIA		Indenture
Section		Section
	(b)	3.3
318	(a)	11.7

          This INDENTURE, dated as of September 5, 2007 (as amended, modified or supplemented from time to time, this “Indenture”), is between SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2, a Delaware statutory trust (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association, solely as indenture trustee and not in its individual capacity (the “Indenture Trustee”).
          Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Holders of the Issuer’s Class A-1 5.8014% Asset Backed Notes (the “Class A-1 Notes”), Class A-2 LIBOR + 0.35% Asset Backed Notes (the “Class A-2 Notes”) and Class A-3 LIBOR + 0.80% Asset Backed Notes, (the “Class A-3 Notes”; together with the Class A-1 Notes and the Class A-2 Notes, the “Notes”).
GRANTING CLAUSE
          The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, to secure the obligations of the Issuer to the Indenture Secured Parties and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date and on each Funding Date, as trustee for the benefit of the Indenture Secured Parties, all of its right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).
          The Indenture Trustee, on behalf of the Indenture Secured Parties, acknowledges the foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.
          The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, (ii) the payment of all amounts payable by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement, (iii) the payment by the Issuer of all other sums payable in accordance with the provisions of this Indenture, including, but not limited to, Reimbursement Obligations and reimbursements to the Insurer for Swap Termination Payments paid under the Swap Policy and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture.
          Without limiting the foregoing Grant, any Contract purchased by the Seller or the Servicer pursuant to Section 2.3 or Section 3.6, respectively, of the Sale and Servicing Agreement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by the Seller or the Servicer, as applicable, of the related Repurchase Price for such Repurchased Contract.
ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
          SECTION 1.1. Definitions. Capitalized terms are used in this Indenture as defined in Appendix A to the Sale and Servicing Agreement dated as of September 5, 2007 (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”), among Santander Drive Auto Receivables LLC, as seller, the Issuer, Santander Consumer USA Inc., as servicer, and the Indenture Trustee.
          SECTION 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the Securities and Exchange Commission.
          “indenture securities” means the Notes.
          “indenture security holder” means a Noteholder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Indenture Trustee.
          “obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
          SECTION 1.3. Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Indenture and GAAP conflict, the definitions in this Indenture shall control); (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; and (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
ARTICLE II.
THE NOTES
          SECTION 2.1. Form. The Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
          Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.
          SECTION 2.2. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.
          Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          The Indenture Trustee shall, upon receipt of the Note Policy and the Swap Policy and upon Issuer Order, authenticate and deliver Class A-1 Notes for original issue in an Initial Note Balance of $103,000,000, Class A-2 Notes for original issue in an Initial Note Balance of $128,000,000 and Class A-3 Notes for original issue in an Initial Note Balance of $369,000,000. The Note Balance of Class A-1 Notes, Class A-2 Notes and Class A-3 Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.5.
          Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof.
          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 2.3. Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
          If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
          SECTION 2.4. Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall initially be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor Note Registrar reasonably acceptable to the Insurer.
          If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.
          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like Note Balance.
          At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like Note Balance, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in a Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Indenture Trustee may require.
          No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or Section 9.6 not involving any transfer.
          By acquiring a Note, each purchaser and transferee shall be deemed to represent and warrant that either (a) it is not acquiring such Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, an entity deemed to hold the plan assets of any of the foregoing or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code or (b) the acquisition and holding of such Note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA of Section 4975 of the Code or any substantially similar applicable law.
          The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.
          SECTION 2.5. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Insurer (unless an Insurer Event of Default shall have occurred and be continuing) such security or indemnity as may be required by it to hold the Issuer, the Insurer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Insurer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Insurer or the Indenture Trustee in connection therewith.
          Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.
          Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
          The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          SECTION 2.6. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Insurer and any agent of the Issuer, the Insurer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Insurer nor any agent of the Issuer, the Insurer or the Indenture Trustee shall be affected by notice to the contrary.
          SECTION 2.7. Payment of Principal and Interest; Defaulted Interest.
          (a) Each of the Notes shall accrue interest at its respective Interest Rate, and such interest shall be due and payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.2. Any installment of interest or principal, if any, due and payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record

Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.
          (b) The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.2. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and is continuing, if the Controlling Party has declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.
          (c) If the Issuer defaults in a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.
          SECTION 2.8. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee; provided that no Note shall be cancelled if amounts paid in respect of such Note were made from funds paid by the Insurer under the Note Policy until the Insurer has received all amounts owed thereunder. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.
          SECTION 2.9. Release of Collateral. Subject to Section 11.1, the Indenture Trustee shall on or after the Termination Date release all property from the lien of this Indenture only upon receipt by the Indenture Trustee and the Insurer of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA § 304(d) modifying the Issuer’s obligations under TIA §§ 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.
          SECTION 2.10. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes and any such lesser amount. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:
          (a) the provisions of this Section shall be in full force and effect;
          (b) the Note Registrar, the Insurer and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholders, and shall have no obligation to the Note Owners;
          (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;
          (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and
          (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.
          SECTION 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive

Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.
          SECTION 2.12. Definitive Notes. If (a) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator or the Indenture Trustee is unable to locate a qualified successor, (b) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Note Balance, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book entry system through the Clearing Agency or its successor is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders. The Indenture Trustee shall notify the Insurer upon the issuance of Definitive Notes.
          The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
          SECTION 2.13. Authenticating Agents.
          (a) Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses, the Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.
          (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
          (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee, the Insurer and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Insurer and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer, the Insurer.
          (d) The provisions of Section 6.4 shall be applicable to any Authenticating Agent.
          SECTION 2.14. Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, solely for federal, state and local income and franchise tax purposes, the Notes shall qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness.
ARTICLE III.
COVENANTS
          SECTION 3.1. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing and subject to Section 8.2, on each Payment Date the Issuer shall cause to be paid all Available Funds in accordance with the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest accrued on the Notes shall be due and payable on each Payment Date. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Notes.
          SECTION 3.2. Maintenance of Office or Agency. For so long as the Indenture Trustee is transfer agent, the Issuer shall maintain in Minneapolis, Minnesota, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee and the Insurer of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee or the Insurer with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3. Money for Payments To Be Held in Trust. As provided in Section 8.2 and 5.4, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on the Notes shall be paid over to the Issuer except as provided in this Section and Section 4.4 of the Sale and Servicing Agreement.
          On or prior to each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes and other Persons entitled to payment on each Payment Date, and the Paying Agent shall hold such sum to be held in trust for the benefit of the Persons entitled thereto pursuant to the Transaction Documents and shall promptly notify the Indenture Trustee (if the Paying Agent is not the Indenture Trustee) and the Insurer in writing of its action or failure so to act.
          The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Insurer an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent will:
          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as provided in the Transaction Documents;
          (ii) give the Indenture Trustee and the Insurer written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee or the Insurer, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and
          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such

Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer on Issuer Request with the consent of the Insurer (unless an Insurer Event of Default shall have occurred and is continuing) and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Insurer with the Indenture Trustee for the payment of principal or interest of the Notes, to the extent any amounts are owing to the Insurer, such amounts shall be paid promptly to the Insurer upon the Indenture Trustee’s receipt of a written request by the Insurer to such effect; and provided, further, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the reasonable expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction of and at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).
          SECTION 3.4. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and will obtain and preserve its qualifications to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.
          SECTION 3.5. Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Indenture Secured Parties to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Indenture Secured Parties, a first Lien on and a first priority, perfected security interest in the Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:
          (a) Grant more effectively all or any portion of the Collateral;

          (b) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Indenture Secured Parties created by this Indenture or carry out more effectively the purposes hereof;
          (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
          (d) enforce any of the Collateral;
          (e) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons; and
          (f) pay all taxes or assessments levied upon the Trust Estate when due.
          The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be executed (if any) pursuant to this Section. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Issuer shall not be required to notify any insurer with respect to any Insurance Policy about any aspect of the transactions contemplated by the Transaction Documents.
          SECTION 3.6. Opinions as to Collateral.
          (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Insurer and the Swap Counterparty an Opinion of Counsel either stating (i) that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest of this Indenture and reciting the details of such action, or (ii) that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.
          (b) Within 90 days after the beginning of each calendar year, beginning with the first calendar year more than three months after the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Swap Counterparty and the Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until the 90th day to occur in the following calendar year.

          SECTION 3.7. Performance of Obligations; Servicing of Contracts.
          (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.
          (b) The Issuer may contract with other Persons acceptable to the Insurer (unless an Insurer Event of Default shall have occurred and is continuing) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Insurer in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture. The Insurer hereby consents to such contract.
          (c) The Issuer shall, and shall cause the Administrator and the Servicer to, punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.
          (d) Upon a Responsible Officer of the Owner Trustee having actual knowledge or receipt of written notice thereof, the Issuer shall promptly notify the Indenture Trustee, the Insurer and the Rating Agencies of the occurrence of a Servicer Termination Event or a Trigger Event, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Termination Event or Trigger Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Contracts, the Issuer shall take all reasonable steps available to it to remedy such failure.
          (e) The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Transaction Documents, prior to the Termination Date without the prior written consent of the Insurer (so long as the Insurer is the Controlling Party), or if the effect thereof would adversely affect the Holders of the Notes.

          SECTION 3.8. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:
          (a) except as expressly permitted by this Indenture or the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Insurer (so long as the Insurer is the Controlling Party);
          (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or
          (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (iii) permit the lien of this Indenture not to constitute a valid perfected first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate, (iv) change its name, identity, State of organization or structure as a statutory trust in any manner that would, could or might make any financing statement or continuation statement filed with respect to it seriously misleading within the meaning of Section 9-506, Section 9-507 or Section 9-508 of the UCC (so long as the Insurer is the Controlling Party) or (v) amend, modify or fail to comply with the provisions of the Transaction Documents, prior to the Termination Date, without the prior written consent of the Insurer (so long as the Insurer is the Controlling Party).
          SECTION 3.9. Annual Compliance Statement.
          (a) The Issuer shall deliver to the Indenture Trustee, the Swap Counterparty, the Insurer and each Rating Agency, within 90 days after the end of each calendar year (commencing with the year ending December 31, 2007), an Officer’s Certificate dated as of the previous December 31 stating, as to the Authorized Officer signing such Officer’s Certificate, that:
          (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and
          (ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.
          (b) The Issuer shall:
          (i) file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to TIA § 314(a)(1);
          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.
          (c) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall be the same as the fiscal year of the Servicer.
          SECTION 3.10. Issuer May Consolidate, Etc. Only on Certain Terms.
          (a) The Issuer shall not consolidate or merge with or into any other Person, unless:
          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, and prior to the Termination Date and so long as the Insurer is the Controlling Party, the Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;
          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Residual Interestholder;
          (v) any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken;
          (vi) prior to the Termination Date and so long as the Insurer is the Controlling Party, the Insurer has given its prior written consent; and
          (vii) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.
          (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless:
          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, and prior to the Termination Date and so long as the Insurer is the Controlling Party, the Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Transaction Documents on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;
          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;
          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Residual Interestholder;
          (v) any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken;

          (vi) prior to the Termination Date and so long as the Insurer is the Controlling Party, the Insurer shall have given its prior written consent; and
          (vii) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10(b) and that all conditions precedent herein provided for relating to such transaction have been complied with.
          SECTION 3.11. Restrictions on Certain Other Activities. The Issuer shall not: (i) engage in any business other than financing, purchasing, owning, selling and managing the Contracts in the manner contemplated by this Indenture and the Transaction Documents and activities incidental thereto and any other activities permitted under the Trust Agreement; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for: (A) the Notes, (B) obligations owing from time to time to the Insurer and the Swap Counterparty, and (C) any other indebtedness permitted by or arising under the Transaction Documents. The proceeds of the Notes and the Residual Interests shall be used exclusively to fund the Issuer’s purchase of the Contracts and the other assets specified in the Sale and Servicing Agreement, to fund the Reserve Account, if applicable, the Pre-Funding Account and the Capitalized Interest Account and to pay the Issuer’s organizational, transactional and start-up expenses; (iii) make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person, except as contemplated by the Transaction Documents; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
          SECTION 3.12. Restricted Payments. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided that the Issuer may cause to be made distributions to the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Swap Counterparty, the Noteholders, the Insurer and the Residual Interestholders as permitted by, and to the extent funds are available for such purpose under this Indenture, the Sale and Servicing Agreement, the Administration Agreement or the Trust Agreement. Other than as set forth in the preceding sentence, the Issuer will not, directly or indirectly, make distributions from the Trust Accounts except in accordance with this Indenture and the other Transaction Documents.
          SECTION 3.13. Notice of Events of Default. Upon a Responsible Officer of the Owner Trustee having actual knowledge or receipt of written notice thereof, the Issuer agrees to give the Indenture Trustee, the Swap Counterparty, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.
          SECTION 3.14. Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 3.15. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.
          SECTION 3.16. Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith and the Insurer consents in writing.
          SECTION 3.17. Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule II shall be deemed to be part of this Indenture for all purposes.
          SECTION 3.18. Investment Company Act Representation. The Issuer hereby represents and warrants to the Indenture Trustee and the Insurer that it is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended.
ARTICLE IV.
SATISFACTION AND DISCHARGE
          SECTION 4.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.11, 3.12, 3.14, 3.15 (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including, without limitation, the rights of the Indenture Trustee under Section 6.2 and Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
          (a) either (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation and the Note Policy and the Swap Policy have expired and been returned to the Insurer for cancellation or (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the Final Scheduled Payment Date within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;
          (b) the Issuer has paid or caused to be paid all other sums payable under the Transaction Documents by the Issuer, including, without limitation, all amounts owed to the Insurer and the Swap Counterparty;
          (c) the Issuer has delivered to the Indenture Trustee, the Insurer and the Swap Counterparty an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA, the Indenture Trustee, the Insurer (unless an Insurer Event of Default has occurred and is continuing), or the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied); and
          (d) Upon the satisfaction and discharge of the Indenture pursuant to this Section 4.1, the Indenture Trustee shall deliver to the Owner Trustee and the Insurer a certificate of a Responsible Officer stating: (i) based upon the Servicer Certificates and any other information furnished to it by the Servicer prior to the date of such satisfaction and discharge, that the Insurer, the Noteholders, the Swap Counterparty and the Indenture Trustee have been paid all amounts owed to them and that the Note Policy and the Swap Policy have been surrendered to the Insurer for cancellation; and (ii) to the best knowledge of such Responsible Officer, either (a) stating that no claims remain against the Issuer, or (b) that the only pending or threatened claims known to such Responsible Officer (including contingent and unliquidated claims) are those listed on a schedule to such certificate.
          SECTION 4.2. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and Article IV of the Sale and Servicing Agreement. Such monies need not be segregated from other funds except to the extent required herein, in the Sale and Servicing Agreement or by law.

          SECTION 4.3. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
ARTICLE V.
REMEDIES
          SECTION 5.1. Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Event of Default”):
          (a) default by the Issuer in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days (it being understood that any payment by the Insurer under the Note Policy shall not constitute payment by the Issuer);
          (b) default by the Issuer in the payment of the principal of or any installment of the principal of any Note on the applicable Final Scheduled Payment Date (it being understood that any payment by the Insurer under the Note Policy shall not constitute payment by the Issuer);
          (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall (a) materially and adversely affect the interests of the Issuer, the Insurer or the Noteholders in the Contracts and (b) continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of not less than a majority of the Note Balance or the Insurer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
          (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller or the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
          (e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing;
          (f) the occurrence of a Servicer Termination Event; or
          (g) the Trust becoming treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes.
          SECTION 5.2. Acceleration of Maturity; Waiver of Event of Default.
          (a) Unless an Insurer Event of Default has occurred and is continuing, if an Event of Default shall have occurred and is continuing, then the Insurer shall have the right, but not the obligation, to declare by written notice to the Issuer, the Rating Agencies and the Indenture Trustee that the Notes are immediately due and payable, and upon any such declaration, the Note Balance, together with accrued and unpaid interest thereon, shall become immediately due and payable. The Indenture Trustee will have no discretion with respect to the acceleration of the Notes under the foregoing circumstances. In the event of any such acceleration of the Notes, the Indenture Trustee shall continue to make claims under the Note Policy with respect to the Notes.
          (b) If an Insurer Event of Default shall have occurred and is continuing and an Event of Default shall have occurred and is continuing, the Indenture Trustee shall, if so requested in writing by the Holders of not less than the majority of the Note Balance, and upon written notice to each Rating Agency and the Insurer, declare that the Notes are immediately due and payable, and upon any such declaration the Note Balance, together with accrued and unpaid interest thereon, shall become immediately due and payable.
          (c) In the event any Notes are accelerated due to an Event of Default, the Insurer shall have the right (in addition to its obligation to pay Insured Payments as defined in and in accordance with the Note Policy on the Notes), but not the obligation, to make payments under the Note Policy or otherwise of interest and principal due on such Notes, in whole or in part on any date or dates following such acceleration as the Insurer, in its sole discretion, shall elect.
          (d) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Insurer in its sole discretion or if an Insurer Event of Default has occurred and is continuing, the Noteholders representing a majority of the Note Balance, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred, (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, (C) all sums paid or advanced by or due to the Insurer and its Premium and all other amounts due to the Insurer and (D) any Net Swap Payments and any Swap Termination Payments then due and payable to the Swap Counterparty under the Interest Rate Swap Agreement;
          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
          No such rescission shall affect any subsequent default or impair any right consequent thereto.
          If the Notes have been declared due and payable, the Indenture Trustee may, with the prior written consent of the Insurer, or shall at the direction of the Insurer, institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.
          SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.
          (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee in writing as directed by the Controlling Party, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
          (b) The Issuer hereby irrevocably and unconditionally appoints the Indenture Trustee as the true and lawful attorney-in-fact of the Issuer, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Indenture Trustee as well as in the name, place and stead of the Issuer, such acts, things and deeds for or on behalf of and in the name of the Issuer under this Indenture (including specifically under Section 5.4) and under the other Transaction Documents which the Issuer could or might do or which may be necessary, desirable or convenient in the Indenture Trustee’s sole discretion to effect the purposes contemplated hereunder and under the other Transaction Documents and, without limitation, following the occurrence of an Event of Default, acting at the written instruction or with the written consent of the Insurer (so long as the Insurer is the Controlling Party) exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Estate.
          (c) In case the Issuer shall fail forthwith to pay the amounts described in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall, if so directed by the Controlling Party, institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.
          (d) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion but with the consent of the Controlling Party, and shall at the direction of the Controlling Party, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer, by such appropriate proceedings as the Indenture Trustee or the Controlling Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
          (e) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct), the Insurer and of the Noteholders allowed in such proceedings;
          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;
          (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Insurer and of the Indenture Trustee on their behalf; and
          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Insurer, or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct, and any other amounts due the Indenture Trustee under Section 6.7.
          (f) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
          (g) All rights of action and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Insurer.
          (h) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

          SECTION 5.4. Remedies; Priorities.
          (a) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, with the consent of the Controlling Party and, at the direction of the Controlling Party shall, do one or more of the following (subject to Sections 5.2 and 5.5):
          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable to the Insurer on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;
          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;
          (iii) exercise any other remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Insurer and the Noteholders; and
          (iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Collateral or any portion thereof or rights or interest therein at the direction of the Controlling Party, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee may not exercise the remedy described in clause (iv) above following an Event of Default unless (A) the Insurer (so long as the Insurer is the Controlling Party) has consented to such liquidation, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes and all amounts due to the Insurer and the Swap Counterparty under the Transaction Documents; or (C)(I) the Insurer is not the Controlling Party, (II) the Holders of at least 66 2/3% of the Note Balance of the Outstanding Notes have consented to such liquidation, (III) the related Event of Default relates to a Payment Default and (IV) the Indenture Trustee determines (but shall have no obligation to make such determination) that the collections on the Contracts will not be sufficient on an ongoing basis to make all payments on the Notes as they would become due if the Notes had not been declared due and payable. In determining such sufficiency or insufficiency with respect to clause (C) of the preceding sentence, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
          (b) If an Event of Default occurs and the Notes have been accelerated, the Indenture Trustee may, with the prior written consent of the Controlling Party (if the Insurer is the Controlling Party) and shall at the direction of the Controlling Party exercise any of the remedies specified in Section 5.4(a). Following acceleration of the Notes, the Indenture Trustee shall pay out such money or property (and other amounts, including all amounts held on deposit in the Trust Accounts) held as Collateral for the benefit of the Noteholders and the Insurer (net of liquidation costs associated with the sale of the Trust Estate) in the following order of priority:

          (i) first, (A) to the Servicer, the Servicing Fee or to any Successor Servicer, the Successor Servicing Fee, as applicable; to the Indenture Trustee, the Indenture Trustee Fee and its expenses and indemnities payable to it; to the Owner Trustee, the Owner Trustee Fee and its expenses and indemnities payable to it; and to the backup servicer, if any, the backup servicer’s fee for such Payment Date and, in each such case, together with all such unpaid fees, expenses and indemnities from prior Collection Periods; provided, however, that the amount of indemnities and expenses payable to the Owner Trustee and the backup servicer, if any, pursuant to this clause first shall not exceed $100,000 per annum in the aggregate unless the Insurer otherwise consents in writing; provided, however, that with respect to the Owner Trustee, such cap shall not apply to reasonable and necessary expenses of the Owner Trustee (including reasonable attorneys’ fees and costs) incurred by the Owner Trustee in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Owner Trustee is identified as a subject or named as a party and faces potential liability, censure or penalties, other than as the result of any negligence or willful misconduct of the Owner Trustee and (B) to any Successor Servicer, any unpaid Transition Expenses which may be due to it as provided in Section 7.1(d) of the Sale and Servicing Agreement;
          (ii) second, to the Swap Counterparty, the Net Swap Payment;
          (iii) third, to the Insurer, the Premium due pursuant to the Insurance Agreement;
          (iv) fourth, to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
          (v) fifth, to Noteholders for amounts due and unpaid on the Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;
          (vi) sixth, to the Insurer, the Reimbursement Obligations and any other amounts owed to the Insurer and not previously paid;
          (vii) seventh, to the Swap Counterparty, all Swap Termination Payments and any other amounts payable by the Issuer to the Swap Counterparty not previously paid;
          (viii) eighth, to the Owner Trustee, the backup servicer, if any, and any Successor Servicer, any amounts not previously paid; and
          (ix) ninth, to the Residual Interestholders, any funds available following the payment in full of all amounts set forth in clauses first through eighth.
          The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder, the Insurer and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.
          Prior to an acceleration of the Notes after an Event of Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Section 4.4 of the Sale and Servicing Agreement and Section 8.2 hereof.
          (c) Subject to the other provisions of this Indenture, the Indenture Trustee, prior to the Termination Date, may with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party) or shall, at the direction of the Insurer (so long as the Insurer is the Controlling Party), and thereafter may at its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
          SECTION 5.5. Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, prior to the Termination Date with the prior written consent of the Insurer, but need not unless directed by the Insurer (so long as the Insurer is the Controlling Party) prior to the Termination Date, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and the amounts due to the Insurer and the Swap Counterparty, and the Indenture Trustee shall take such desire into account when determining whether or not to direct the Indenture Trustee to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not unless directed by the Insurer (so long as the Insurer is the Controlling Party) prior to the Termination Date, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
          SECTION 5.6. Limitation of Suits.
          (a) No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
          (ii) (A) the Event of Default arises from the Seller’s or the Servicer’s failure to remit payments under the Sale and Servicing Agreement when due or (B) the Holders of a majority of the Note Balance shall have made written request to the

Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
          (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
          (iv) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;
          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period; and
          (vi) the Insurer (so long as the Insurer is the Controlling Party) has given its prior written consent;
it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders.
          In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Note Balance, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
          (b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA § 316(c).
          SECTION 5.7. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Noteholder.
          SECTION 5.8. Restoration of Rights and Remedies. If the Indenture Trustee, the Insurer (so long as the Insurer is the Controlling Party) or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such proceeding had been instituted.
          SECTION 5.9. Rights and Remedies Cumulative. Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer, the Swap Counterparty or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer, or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.
          SECTION 5.11. Control by Noteholders. If an Insurer Event of Default shall have occurred and is continuing, and subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Note Balance, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided that
          (a) such direction shall not be in conflict with any rule of law or with this Indenture;
          (b) any such direction to the Indenture Trustee to sell or liquidate the Collateral shall be subject to the terms of Section 5.4(a);
          (c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Note Balance of the Outstanding Notes to sell or liquidate the Trust Estate shall be of no force and effect;
          (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture; and
          (e) such direction shall be in writing;
provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action. Notwithstanding the foregoing, so long as the Insurer is the Controlling Party, the Insurer shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee in connection with the foregoing.
          SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Insurer or, if an Insurer Event of Default shall have occurred and is continuing, the Holders of Notes of not less than a majority of the Note Balance may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Bankruptcy Event with respect to the Issuer. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
          Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Default or Event of Default or impair any right consequent thereto.
          SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee or the Insurer, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balance of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
          SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2, or Section 4.4 of the Sale and Servicing Agreement and Section 8.2 of this Indenture, if the maturity of the Notes has not been accelerated.
          SECTION 5.16. Performance and Enforcement of Certain Obligations.
          (a) Promptly following a request from the Indenture Trustee or, prior to the Termination Date and so long as the Insurer is the Controlling Party, the Insurer, to do so and at the Seller’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee or the Insurer may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Indenture Trustee, or prior to the Termination Date and so long as the Insurer is the Controlling Party, the Insurer, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Transaction Documents.
          (b) If an Event of Default has occurred, the Indenture Trustee may, with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party) or at the written direction of the Insurer (so long as the Insurer is the Controlling Party), shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.
          SECTION 5.17. Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Seller and the Servicer of any proposed sale, and the Seller, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.
ARTICLE VI.
THE INDENTURE TRUSTEE
          SECTION 6.1. Duties of the Indenture Trustee.
          (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Prior to the occurrence of an Event of Default:
          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a part and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and
          (ii) in the absence of bad faith, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture and the other Transaction Documents; provided, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture and the other Transaction Documents.
          (c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of paragraph (b) of this Section;
          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

          (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).
          (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.
          (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.
          (h) The Indenture Trustee shall take all actions required to be taken by the Indenture Trustee under the Transaction Documents to which it is a party.
          (i) Without limiting the generality of this Section, the Indenture Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Financed Vehicles or any financing statement or continuation statement evidencing or perfecting the Grant under the Indenture, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance on the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Seller’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the original certificates of title to the Financed Vehicles under the Sale and Servicing Agreement.
          (j) In no event shall Wells Fargo Bank, National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Statutory Trust Act, common law or the Trust Agreement.
          (k) The Indenture Trustee shall, upon reasonable prior notice to the Indenture Trustee by the Insurer, permit any representative of the Insurer, during the Indenture Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Indenture Trustee’s affairs and actions, as such affairs and actions relate to the Indenture Trustee’s duties with respect to the Notes, with the Indenture Trustee’s officers and employees responsible for carrying out the Indenture Trustee’s duties with respect to the Notes.

          SECTION 6.2. Rights of the Indenture Trustee. Except as otherwise provided in Section 6.1:
          (a) before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel; the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel;
          (b) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee;
          (c) the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;
          (d) the Indenture Trustee may consult with counsel, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel;
          (e) the Indenture Trustee shall be under no obligation to exercise any of the rights and powers vested in it by this Indenture or the other Transaction Documents, or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes, pursuant to the provisions of this Indenture, unless such Holders of Notes shall have offered to the Indenture Trustee reasonable security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
          (f) prior to the occurrence of an Event of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of a majority of the Note Balance or the Insurer (so long as the Insurer is the Controlling Party); provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity reasonably satisfactory to the Indenture Trustee against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the requesting Holders or the Insurer, as applicable, or, if paid by the Indenture Trustee, shall be reimbursed by the requesting Holders or the Insurer, as applicable, upon demand; and
          (g) delivery of any reports, information and documents to the Indenture Trustee provided for herein is for informational purposes only (unless otherwise expressly stated herein) and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).
          SECTION 6.3. Individual Rights of the Indenture Trustee. Subject to § 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. The Indenture Trustee, however, must comply with Section 6.11.
          SECTION 6.4. Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
          SECTION 6.5. Notice of Event of Default. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder, the Insurer and the Rating Agencies notice of the Default within 5 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice to the Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.
          SECTION 6.6. Reports by Indenture Trustee to Holders. The Indenture Trustee shall, on behalf of the Issuer, deliver to each Noteholder such information as may be required by law to enable such Holder to prepare its federal and state income tax returns.
          SECTION 6.7. Compensation.
          (a) The Issuer shall cause the Servicer to pay (and the Issuer shall pay if the Servicer does not) to the Indenture Trustee from time to time compensation for its services which shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall (i) cause the Servicer to pay (and the Issuer shall pay if the Servicer does not) the Indenture Trustee the Indenture Trustee Fee and (ii)cause the Servicer to reimburse (and the Issuer shall so reimburse if the Servicer does not) the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and all reasonable and necessary expenses of maintaining the Collateral, except any such expense as may be attributable to the Indenture Trustee’s willful misconduct, negligence or bad faith. Such expenses shall include securities transaction charges relating to the investment of funds (net of investment earnings) on behalf of the Indenture Trustee on deposit in the Trust Accounts (except for the Residual Interest Account) and the reasonable compensation and reasonable expenses, disbursements and advances of the Indenture Trustee’s counsel and of all persons not regularly in its employ; provided, however, that the securities transaction charges referred to above shall, in the case of certain Eligible Investments selected by the Servicer, be waived for a particular investment in the event that any amounts are received by the Indenture Trustee from a financial institution in connection with the purchase of such Eligible Investments. Amounts payable by the Issuer under this Section 6.7(a) shall be paid in accordance with Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of this Indenture, as applicable.
          (b) The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.1(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the other Transaction Documents, the Indenture Trustee agrees that the obligations of the Issuer (but not the Servicer) to the Indenture Trustee hereunder and under the other Transaction Documents shall not be recourse to the assets of the Issuer or any Noteholder.
          SECTION 6.8. Removal, Resignation and Replacement of the Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Insurer, the Swap Counterparty, the Administrator, the Servicer and each Rating Agency in writing at least 60 days prior and upon appointment and assumption by a successor Indenture Trustee which shall be acceptable to the Insurer. The Controlling Party may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer, and following that removal may appoint a successor to the Indenture Trustee. The Issuer shall remove the Indenture Trustee if so directed by or consented to by the Insurer if:
          (a) the Indenture Trustee fails to comply with Section 6.11;
          (b) a Bankruptcy Event occurs with respect to the Indenture Trustee;
          (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or
          (d) the Indenture Trustee otherwise becomes incapable of acting.
The Insurer (so long as it is the Controlling Party) may remove the Indenture Trustee for any reason.
If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), prior to the Termination Date and so long as the Insurer is the Controlling Party, the Insurer may appoint a successor Indenture Trustee and if it fails to, the

Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Insurer. After the Termination Date, the Issuer may appoint a successor Indenture Trustee without the consent of the Insurer. A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Noteholders, the Insurer, the Swap Counterparty and the Rating Agencies. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
     If a successor Indenture Trustee that is, prior to the Termination Date, acceptable to the Insurer does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Note Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee that is, prior to the Termination Date and so long as it is the Controlling Party, acceptable to the Insurer. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder, prior to the Termination Date with the prior written consent of the Insurer (so long as it is the Controlling Party), may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee acceptable to the Insurer.
     Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee acceptable to the Insurer (so long as it is the Controlling Party) pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee by the Servicer. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Servicer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.
     The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.
     SECTION 6.9. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, provided it meets the eligibility requirements of Section 6.11, without any further act shall be the successor Indenture Trustee. The Indenture Trustee shall provide the Rating Agencies and the Insurer prior written notice of any such transaction. In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.
          SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
          (a) Notwithstanding any other provisions of this Indenture, at any time, after delivering written notice to the Administrator, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly, prior to the Termination Date and so long as the Insurer is the Controlling Party, with the consent of the Insurer, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Insurer, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. No co trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.
          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
          (ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and
          (iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.
          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.
          (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.
          SECTION 6.11. Eligibility. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and, in addition, shall have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall provide copies of such reports to the Insurer upon request. The Indenture Trustee shall also satisfy the requirements of TIA § 310(b). Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.
          SECTION 6.12. Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
          SECTION 6.13. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Issuer and the Insurer as follows:
          (i) The Indenture Trustee is a national banking association, duly organized and validly existing under the laws of the United States and is authorized to conduct and engage in a banking and trust business under such laws.
          (ii) The Indenture Trustee has full corporate power, authority, and legal right to execute, deliver, and perform this Indenture, and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.
          (iii) This Indenture has been duly executed and delivered by the Indenture Trustee.
          (iv) This Indenture is a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
ARTICLE VII.
NOTEHOLDERS’ LISTS AND REPORTS
          SECTION 7.1. The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar, or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Issuer shall promptly furnish such list to the Insurer in writing at such times as the Insurer may reasonably request. Each Noteholder, by receiving and holding a Note, shall be deemed to have agreed to hold none of the Issuer, the Indenture Trustee or the Insurer accountable by reason of the disclosure of its name and address in accordance with this Indenture, regardless of the source from which such information was derived.
          SECTION 7.2. Preservation of Information; Communications to Noteholders.
          (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as the Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.
          (b) The Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders evidencing not less than 25% of the Note Balance to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA § 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.
          (c) The Issuer, the Indenture Trustee and Note Registrar shall have the protection of TIA § 312(c).
          SECTION 7.3. Reports by the Indenture Trustee. If required by TIA § 313(a), within 60 days after each March 31, beginning with March 31, 2008, the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c), a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
ARTICLE VIII.
ACCOUNTS, DISBURSEMENTS AND RELEASES
          SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
          SECTION 8.2. Trust Accounts.
          (a) [Reserved].
          (b) On or before each Payment Date, the Issuer shall cause the Servicer to deposit all Available Funds with respect to the Collection Period preceding such Payment Date in the Collection Account as provided in Sections 4.2 and 4.3 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be withdrawn from the Reserve Account and deposited in the Collection Account pursuant to Section 4.3 of the Sale and Servicing Agreement shall be withdrawn by the Indenture Trustee from the Reserve Account and deposited to the Collection Account.
          (c) Prior to the acceleration of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute the Noteholders Principal Distributable Amount from amounts on deposit in the Note Distribution Account sequentially to the Class A-1 Noteholders until the Class A-1 Notes are paid in full, to the Class A-2 Noteholders until the Class A-2 Notes are paid in full and to the Class A-3 Noteholders until the Class A-3 Notes are paid in full.
          (d) On the first Payment Date following the termination of the Funding Period, the Indenture Trustee shall, based on the information set forth in the related Servicer’s Certificate, withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings or income) and pay to the Noteholders an amount equal to the amount of such funds as follows:

          (i) if the aggregate amount of such funds is greater than $100,000, to the Noteholders, their pro rata portion of such funds (based on the Initial Note Balance of each Class of Notes as a fraction of the Initial Note Balance of all Classes of Notes); or
          (ii) if the aggregate amount of such funds is less than or equal to $100,000, to the Noteholders, the portion of such funds in sequential order of priority beginning with the Class A-1 Notes.
          (e) The Indenture Trustee shall make claims under the Note Policy pursuant to Section 9.1 of the Sale and Servicing Agreement and in accordance with the Note Policy. In making such claim, the Indenture Trustee shall comply with all terms and conditions of the Note Policy. Upon receipt of the Insured Payment, the Indenture Trustee shall distribute the Insured Payment pursuant to the Sale and Servicing Agreement.
          SECTION 8.3. General Provisions Regarding Accounts.
          (a) The funds on deposit in the Collection Account, the Pre-Funding Account, the Reserve Account and the Capitalized Interest Account shall each be invested in Eligible Investments in accordance with and subject to Section 4.1(b) of the Sale and Servicing Agreement and all interest and investment income (net of losses and investment expenses) on funds on deposit in such Trust Accounts shall constitute Available Funds and shall be distributed in accordance with the provisions of Section 4.4 of the Sale and Servicing Agreement. The Indenture Trustee shall not be directed to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.
          (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Eligible Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
          (c) If (i) investment directions shall not have been given in writing by the Servicer in accordance with Section 4.1(b) of the Sale and Servicing Agreement for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee), on any Business Day or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if the Notes shall have been declared due and payable following a Default and amounts collected or received from the Trust Estate are being applied in accordance with Section 5.4 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments in accordance with the standing instructions most recently given by the Servicer.

          SECTION 8.4. Release of Collateral.
          (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may after the Termination Date if permitted and in accordance with the terms hereof and the Sale and Servicing Agreement, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
          (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.7 and all amounts due to the Insurer and the Swap Counterparty under the Transaction Documents have been paid and the Note Policy and the Swap Policy have been surrendered to the Insurer for cancellation, release any remaining portion of the Collateral from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. Such release shall include release of the lien of this Indenture and transfer of dominion and control over the Trust Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.
          Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Contract to be sold to (i) the Seller in accordance with Section 2.3 of the Sale and Servicing Agreement, (ii) to the Servicer in accordance with Section 3.6 of the Sale and Servicing Agreement and (iii) to the Originator in accordance with Section 3.3 of the Contribution Agreement.
          SECTION 8.5. Opinion of Counsel. The Indenture Trustee and the Insurer shall receive at least seven days’ notice when requested by Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee and the Insurer, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Insurer in contravention of the provisions of this Indenture; provided that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX.
SUPPLEMENTAL INDENTURES
          SECTION 9.1. Supplemental Indentures Without Consent of Noteholders.
          (a) Without the consent of the Holders of any Notes but, prior to the Termination Date, with the prior written consent of the Insurer so long as it is the Controlling Party, and with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, and prior to the Termination Date, the Insurer so long as it is the Controlling Party, for any of the following purposes; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the other parties hereto and the Insurer shall be sufficient to amend this Agreement without such party’s signature:
          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;
          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;
          (iii) to add to the covenants of the Issuer, for the benefit of the Indenture Secured Parties, or to surrender any right or power herein conferred upon the Issuer;
          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to add any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;
          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Article VI;
          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the

TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or
          (viii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Issuer of all or any portion of the Receivables to be derecognized under GAAP by the Seller to the Issuer, (b) the Issuer to avoid becoming a member of the Seller’s consolidated group under GAAP or (c) the Seller or any of its Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment under this Section 9.1(a)(viii) that the Rating Agency Condition be satisfied.
The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained provided that such action shall not adversely affect the interests of the Holders of the Notes and that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Insurer, adversely affect in any material respect the interests of any Noteholder.
          (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but, prior to the Termination Date with the prior written consent of the Insurer, and with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided (i) that the Rating Agency Condition shall have been satisfied with respect to such action, and (ii) that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Insurer, adversely affect in any material respect the interests of any Noteholder.
          (c) Notwithstanding the foregoing, no amendment under this Section 9.1 shall materially and adversely affect the rights or obligations of the Swap Counterparty under this Indenture unless the Swap Counterparty shall have consented in writing to such action (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent).
          SECTION 9.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the majority of the Holders of not less than a majority of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, and prior to the Termination Date so long as the Insurer is the Controlling Party, with the consent of the Insurer, enter into an indenture or indentures supplemental hereto for the purpose of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of Noteholders representing not less than a majority of the Outstanding Note Balance, and the consent of the Insurer (so long as it is the Controlling Party) shall be sufficient to amend this Agreement without such party’s signature; provided further, however, that, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
          (i) change the time of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes;
          (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
          (iii) reduce the percentage of the Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
          (iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;
          (v) reduce the percentage of the Note Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4;
          (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
          (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or
          (viii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the other Transaction Documents, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.
          Any such supplemental indenture shall be executed only upon delivery of an Opinion of Counsel to the same effect as in Section 9.1(b)(ii).

          Notwithstanding anything to the contrary, if an Insurer Event of Default has occurred and is continuing, no supplemental indentures under Section 9.1 or 9.2 shall materially and adversely affect the interests of the Insurer without its prior written consent.
          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Insurer and the Holders of the Notes to which such amendment or supplemental indenture relates a notice to be provided by the Issuer and at the Issuer’s expense setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
          SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Insurer and the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
          SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
          SECTION 9.5. Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.
          SECTION 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee and the Insurer as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE X.
REDEMPTION OF NOTES
          SECTION 10.1. Redemption.
          (a) Each of the Notes is subject to redemption in whole, but not in part, at the direction of the Servicer and the Seller pursuant to Section 8.1 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer or the Seller exercises its option to purchase the Trust Estate pursuant to said Section 8.1, for a purchase price equal to the Optional Purchase Price, which amount shall be deposited by the Servicer or the Seller into the Collection Account on the Redemption Date.
          (b) If the Notes are to be redeemed pursuant to Section 10.1(a), the Administrator, on behalf of the Issuer shall provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee, the Insurer, the Swap Counterparty and the Owner Trustee whereupon the Indenture Trustee shall provide prompt (but not later than 10 days prior to the applicable Redemption Date) notice thereof to the Noteholders and the Insurer.
          SECTION 10.2. Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.
          All notices of redemption shall state:
          (i) the Redemption Date;
          (ii) the Redemption Price;
          (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes, and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and
          (iv) that interest on the Notes shall cease to accrue on the Redemption Date.
          Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify each Rating Agency upon redemption of the Notes. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note.

          SECTION 10.3. Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.
ARTICLE XI.
MISCELLANEOUS
          SECTION 11.1. Compliance Certificates and Opinions, etc.
          (a) Upon any application or request by the Issuer or the Insurer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Insurer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA § 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA § 314(c)(2) and (iii) if required by the TIA in the case of condition precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA § 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
          Every certificate or opinion in accordance with TIA § 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.
          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value in accordance with TIA § 314(d) (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.
          (ii) Whenever the Issuer is required to furnish to each of the Indenture Trustee and the Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to each of the Indenture Trustee and the Insurer an Independent Certificate as to the same matters, if the fair value in accordance with TIA § 314(d) to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Balance.
          (iii) Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to each of the Indenture Trustee and the Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
          (iv) Whenever the Issuer is required to furnish to each of the Indenture Trustee and the Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to each of the Indenture Trustee and the Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Repurchased Contracts or Charged-Off Contracts, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Balance.
          (v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Contracts and Financed Vehicles as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.
          SECTION 11.2. Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Administrator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
          SECTION 11.3. Acts of Noteholders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          SECTION 11.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as set forth in Schedule I or at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.
          SECTION 11.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or via Electronic Transmission to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
          Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.
          SECTION 11.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee and the Insurer a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.
          SECTION 11.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
          The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
          SECTION 11.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 11.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.
          SECTION 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 11.11. Benefits of Indenture. The Noteholders shall be third-party beneficiaries to the provisions of this Indenture. The Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Indenture, and shall be entitled to rely upon and directly enforce such provisions of this Indenture unless an Insurer Event of Default shall have occurred and is continuing. The Swap Counterparty shall be a third-party beneficiary to the provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Insurer, the Swap Counterparty and the Noteholders, and any other party secured hereunder, and any other Person with any ownership interest in any part of the Trust Estate or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
          SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY

LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to each of the Indenture Trustee and the Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
          SECTION 11.16. Trust Obligation. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner or a beneficial interest in a Note, by accepting the benefits of this Agreement, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Seller or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.
          SECTION 11.17. No Petition. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence, join or institute against, with any other Person, any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
          SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or the Insurer, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or in connection with litigation, and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
          SECTION 11.19. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Agreement;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.
          SECTION 11.20. Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Seller to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this agreement, a Certificateholder, by accepting a Certificate, and Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder and each Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and any Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this agreement, a Certificateholder, by accepting a Certificate, and the Owner Trustee, the Insurer, and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.
          SECTION 11.21. Maximum Interest Payable. The Issuer, the Indenture Trustee and the Holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Indenture, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Indenture, the Notes or any instrument pertaining to or relating to or executed in connection with this Indenture or the Notes shall ever be construed to create a contract to pay interest (or amounts deemed to be interest under applicable law) at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Issuer nor any other party liable or to become liable hereunder, under the Notes or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this Section shall control over all other provisions of this Indenture, the Notes or any other instrument pertaining to or relating to the transactions herein or therein contemplated. If any amount of interest taken or received by the Indenture Trustee or any Holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by the Indenture Trustee or such Holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be automatically applied to the reduction of the principal amount owing under the Notes or if such excessive interest exceeds the unpaid principal balance of the Notes, such excess shall be refunded promptly by the Person receiving such amount to the party paying such amount. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed “interest” shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of the Indenture. “Applicable law” as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of each State which may be held to be applicable and of the United States, and “maximum rate” as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Issuer from time to time with respect to such Notes.
          SECTION 11.22. No Legal Title in Holders.
          (a) No Holder of a Note shall have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Holder of a Note in and to the Trust Estate or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Estate.
          (b) All of the rights of the Swap Counterparty in, to and under this Indenture (including, but not limited to, all of the Swap Counterparty’s rights as a third-party beneficiary of this Agreement and as an Indenture Secured Party under this Indenture and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty.
          SECTION 11.23. Information Requests. The parties hereto shall provide any information available and deliverable without undue expense as requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2

By:
U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Nicole Poole

Name:	Nicole Poole
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as the Indenture Trustee

By:	/s/ Marianna C. Stershic

Name:	Marianna C. Stershic
Title:	Vice President

SCHEDULE I
NOTICE ADDRESSES
If to the Issuer:
Santander Drive Auto Receivables Trust 2007-2
c/o U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801
Facsimile: (302) 576-3717
If to Santander Consumer, the Servicer or the Administrator:
Attention: Santander Consumer USA Inc.
8585 North Stemmons Freeway
Suite 1100-N
Dallas, Texas 75247
Facsimile: (214) 237-3570
If to the Seller:
Attention: Santander Drive Auto Receivables LLC
8585 North Stemmons Freeway
Suite 1100-N
Dallas, Texas 75247
Facsimile: (214) 237-3570
If to the Indenture Trustee:
Wells Fargo Bank, National Association
MAC #9311-161
Sixth and Marquette Avenue
Minneapolis, Minnesota 55479
Facsimile: (612) 667-3464
If to the Owner Trustee:
U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Facsimile: (302) 576-3717
If to Moody’s:
Moody’s Investors Service, Inc.
Asset Finance Group, 24th Floor
7 World Trade Center
250 Greenwich Street
New York, New York 10017
Facsimile: (212) 298-7139

If to S&P:
Standard & Poor’s Ratings Services
25 Broadway
New York, New York 10004
Facsimile: (212) 438-2664
If to the Insurer:
MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management – Asset-Backed Finance (IPM-SF) Santander Drive 2007-2
Facsimile: (914) 765-3810
If to the Initial Swap Counterparty:
Banco Santander, S.A., Madrid
Ciudad Grupo Santander Edificio Marisma, Planta Baja
28660 Boadilla del Monte, Madrid, Spain
Attention: Swaps Administration
Facsimile: 011 (3491) 2571228
Telex: 42362 / 45928 BADER E
Swift: BSCHESMM
Tel.: 011 (3491) 2893116
I-2

SCHEDULE II
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
     In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee and the Insurer as follows on the Closing Date and on each Funding Date:
General
1. This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Contracts and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.
2. Each Contract (A) constitutes “tangible chattel paper” or a “payment intangible,” each as defined in the UCC and (B) if such Contract is “tangible chattel paper,” shall be maintained in its original “tangible” form, unless the Insurer has consented in writing to such chattel paper being maintained in another form or medium.
3. Immediately prior to the sale, assignment and transfer thereof pursuant to the Sale and Servicing Agreement, each Contract was secured by a validly perfected first priority security interest in the Financed Vehicle for the benefit of the Originator as secured party or all necessary and appropriate actions had been commenced (including the filing of the related applications for certificates of title with the related department of motor vehicles) that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Indenture Trustee for the benefit of the Originator as secured party. Immediately after the sale, assignment and transfer thereof to the Issuer, although the related Certificates of Title will not indicate the Issuer or Owner Trustee as secured party, each Contract will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Indenture Trustee which security interest is prior to all other Liens in such Financed Vehicle.
4. Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.
Creation
5. No Contract has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Issuer and the Indenture Trustee. Immediately prior to the transfer and assignment of each Contract herein contemplated, the Seller had good and marketable title to such Contract free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to such Contract, free and clear of all Liens and rights of others other than the pledge to the Indenture Trustee; and each such transfer and pledge has been perfected under the UCC.

Perfection
6. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer and the Indenture Trustee a first priority perfected ownership interest in the Contracts have been made, and all financing statements referenced in this paragraph shall contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.
7. There is only one original executed copy of each Contract and such original has been delivered to the Indenture Trustee. The Servicer has received from the Indenture Trustee a written acknowledgment dated as of the Closing Date and each Funding Date, as applicable, confirming that it has received and is in possession of the original of each Contract listed on the applicable Schedule of Contracts.
8. With respect to the Trust Accounts that constitute deposit accounts, either:
(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or
(ii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.
9. With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:
(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer; or
(ii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Trust Accounts.
Priority
10. To the best of the Issuer’s knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Contract.
11. None of the chattel paper that constitutes or evidences the Contracts has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.
II-2

12. No Trust Account that constitutes a securities account or securities entitlement is in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any person other than the Indenture Trustee.
13. No Trust Account that constitutes a deposit account is in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any person other than the Indenture Trustee.
Survival of Perfection Representations
14. Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.
No Waiver
15. The parties to this Indenture shall provide the Rating Agencies and the Insurer with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not, without the prior written consent of the Insurer, waive a breach of any of such perfection representations, warranties or covenants.
Issuer to Maintain Perfection and Priority
16. The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Contracts. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Contracts as a first-priority interest.
II-3

FORMS OF NOTES
[Attached]

FORM OF
CLASS A-1 NOTE

REGISTERED	$103,000,000
No. A-1	CUSIP NO. 80281QAA2
ISIN. US80281QAA22
          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2
5.8014% CLASS A-1 ASSET BACKED NOTE
          Santander Drive Auto Receivables Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED THREE MILLION DOLLARS ($103,000,000), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on September 17, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-1 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-1 Note Balance shall be due and payable on the earliest of the September 15, 2008 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
          This Note is entitled to the benefits of the Note Policy issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders.
          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
          Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
A-1-2

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, by its Authorized Officer.
Dated:                     , 2007

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

A-1-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated:                     , 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory
A-1-4

[REVERSE OF NOTE]
          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.8014% Class A-1 Asset Backed Notes (herein called the “Class A-1 Notes” or the “Notes”), all issued under an Indenture dated as of September 5, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Santander Drive Auto Receivables LLC (the “Seller”), Santander Consumer USA Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.
          The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.
          Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-1 Note Balance shall be due and payable on the earliest of (i) the September 15, 2008 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.
          Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice
A-1-5

mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
          Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
          It is the intent of the Seller, the Servicer, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
          Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
A-1-6

          This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
A-1-7

ASSIGNMENT
          Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated: _____________                      */

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
A-1-8

FORM OF
CLASS A-2 NOTE

REGISTERED	$128,000,000
No. A-2	CUSIP NO. 80281QAB0
ISIN. US80281QAB05
          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2
LIBOR + 0.35% CLASS A-2 ASSET BACKED NOTE
          Santander Drive Auto Receivables Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED TWENTY-EIGHT MILLION DOLLARS ($128,000,000), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on September 17, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-2 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-2 Note Balance shall be due and payable on the earliest of (i) the January 18, 2011 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
          This Note is entitled to the benefits of the Note Policy issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders.
          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
          Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
A-2-2

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, by its Authorized Officer.
Dated:                     , 2007

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

A-2-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated:                     , 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory
A-2-4

[REVERSE OF NOTE]
          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its LIBOR + 0.35% Class A-2 Asset-Backed Notes (herein called the “Class A-2 Notes” or the “Notes”), all issued under an Indenture dated as of September 5, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Santander Drive Auto Receivables LLC (the “Seller”), Santander Consumer USA Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.
          The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.
          Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-2 Note Balance shall be due and payable on the earliest of (i) the January 18, 2011, Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.
          Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered
A-2-5

Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
          Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
          It is the intent of the Seller, the Servicer, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
          Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
A-2-6

          This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
A-2-7

ASSIGNMENT
          Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated: _____________                      */

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
A-2-8

FORM OF
CLASS A-3 NOTE

REGISTERED	$369,000,000
No. A-3	CUSIP NO. 80281QAD6
ISIN. US80281QAD60
          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2
LIBOR + 0.80% CLASS A-3 ASSET BACKED NOTE
          Santander Drive Auto Receivables Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED SIXTY-NINE MILLION DOLLARS ($369,000,000), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on September 17, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-3 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-3 Note Balance shall be due and payable on the earliest of the August 15, 2014 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
          This Note is entitled to the benefits of the Note Policy issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders.
          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
          Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.
A-3-2

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, by its Authorized Officer.
Dated:                     , 2007

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

A-3-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated:                     , 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:

Authorized Signatory
A-3-4

[REVERSE OF NOTE]
          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its LIBOR + 0.80% Class A-3 Asset Backed Notes (herein called the “Class A-3 Notes” or the “Notes”), all issued under an Indenture dated as of September 5, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Santander Drive Auto Receivables LLC (the “Seller”), Santander Consumer USA Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.
          The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.
          Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-3 Note Balance shall be due and payable on the earliest of (i) the August 15, 2014 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.
          Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered
A-3-5

Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
          Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
          It is the intent of the Seller, the Servicer, the Noteholders and the Note Owners that, for purposes of federal and state income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.
          Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
A-3-6

          This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
A-3-7

ASSIGNMENT
          Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated: _____________                      */

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.
A-3-8